TERMINATION AGREEMENT

This Termination Agreement dated as of this 19th day of January, 2009 is by and between China America Holdings, Inc., a Florida corporation formerly known as Sense Holdings, Inc. (the "Corporation"), and Dore Scott Perler, an individual.

RECITALS

WHEREAS, the Corporation and Mr. Perler are parties to that certain Employment Agreement effective as of May 1, 2007, a copy of which is attached hereto as Exhibit A and incorporated herein by such reference (the "Employment Agreement"), pursuant to which Mr. Perler has served as Chief Executive Officer of the Corporation.

WHEREAS, the Corporation has determined to exit all activities related to its biometrics division (the "Biometrics Operations") which, prior to the acquisition of a controlling interest in Shanghai AoHong Industry Co., Ltd., in June 2007 represented the Corporation's primary business and operations.

WHEREAS, Mr. Perler is desirous of a acquiring all right, title and interest in the Biometrics Operations from the Corporation.

WHEREAS, the parties have agreed that Mr. Perler will resign his position of Chief Executive Officer of the Corporation and terminate the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Recitals.  The foregoing recitals are true and correct.

2           Resignation and Termination of Employment Agreement.

a.           Contemporaneously with the execution of this Agreement Mr. Perler shall submit his resignation as an officer and of the Corporation and agrees to take on the role of corporate secretary through March 31, 2009.

b.           The parties hereto mutually agree to terminate the Employment Agreement effective as of the date of this Agreement.  In lieu of any and all salary after October 31, 2008, severance payments, benefits or other payments, Change of Control Termination Benefits as defined in the Agreement, the Corporation shall pay Mr. Perler the sum of $75,000.00 (the “Severance Payment”) no later than 7 days after execution of this Agreement.  In addition, the Corporation shall sell the assets of the Biometrics Business to Pearl Group Advisors, Inc., a company owned by Mr. Perler, pursuant to the terms of the Asset Purchase Agreement dated as of the Date of this Agreement.

c.           Mr. Perler shall not be entitled to any other amounts from the Corporation, including, but not limited to, for any incentive compensation, vacation pay, paid days off, fringe benefits or any other amounts pursuant to the Employment Agreement or otherwise.  In accordance with such voluntary termination of the Employment Agreement by Mr. Perler, the Corporation shall not be obligated to nor shall Mr. Perler be entitled to any severance or similar benefits pursuant to any provision of the Employment Agreement.

3.           Options.  Notwithstanding the termination of the Employment Agreement, Mr. Perler shall have the full term set forth in the stock option agreements to exercise any options previously granted to him by the Corporation and which have vested.

4.           Lasting Provisions.  Mr. Perler acknowledges he remains subject to the provisions of Sections 10, 11 and 12 of the Employment Agreement.  The Corporation acknowledges that Mr. Perler intends to operate the Biometrics Operations and that such will not constitute a breach of the non-compete provisions of Section 11 of the Employment Agreement.

5.           Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

6.           Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid:

If to the Corporation: James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W.
Suite 210
Boca Raton, Florida 33431
Telephone No. (561) 362-9595
Telecopy No. (561) 362-9612

If to Mr. Perler: 9400 SW 49 Place
Cooper City, Florida 33328

or to such other address as either party hereto shall designate to the other for such purpose in the manner herein set forth.

7.           Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

8.           Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

9.           Construction and Enforcement.  This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, County Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

10.           Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

12.           Role of Counsel.  Mr. Perler acknowledges his understanding that this Agreement was prepared at the request of the Corporation by Schneider Weinberger & Beilly, LLP, its counsel, and Lazarus Rothstein, Esq. and that such attorneys did not represent Mr. Perler in conjunction with this Agreement or any of the related transactions.  Mr. Perler, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.  By his signature below, Mr. Perler represents and warrants that he fully understands the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHINA AMERICA HOLDINGS, INC.

By: __/s/ Shaoyin Wang__________________                                                                                                                     __/s/ Dore Scott Perler____________
      Shaoyin Wang, Chief Executive Officer                                                                                                                     Dore Scott Perler